                                                                EXHIBIT 99.1


                                     [LOGO]
                            COACHMEN INDUSTRIES, INC.
          2831 DEXTER DRIVE O P.O. BOX 3300 O ELKHART, INDIANA 46515
                        574/262-0123 o FAX 574/262-8823


                                  NEWS RELEASE


For immediate release Monday, July 28, 2003

COACHMEN INDUSTRIES, INC. SECOND QUARTER PROFITS
REVERSE FIRST QUARTER LOSSES

         O EARNINGS  OF $2.8  MILLION  OR $0.18  PER  SHARE  BRINGS  COMPANY  TO
           BREAK-EVEN POSITION FOR THE FIRST SIX MONTHS.

         O SALES OF $173.9  MILLION  SUBSTANTIALLY  INCREASE  OVER FIRST QUARTER
           SALES OF $146.4 MILLION; OUTPERFORMS SALES OF $170.7 MILLION IN 2002.

         O BOTH BUSINESS SEGMENTS SHOW IMPROVED PERFORMANCE.

ELKHART, IND. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the second quarter ended June 30, 2003.

Coachmen reported net income of $2.8 million, or $0.18 per share for the quarter, compared with a net loss of ($2.8) million or ($0.18) per share during the first quarter of 2003. Income in the current quarter was below the $3.6 million or $0.22 per share in the year-earlier period; however, income from operations was comparable at 2.9% of sales. Sales for the second quarter increased to $173.9 million versus $146.4 million in the first quarter, and compares favorably to $170.7 million reported during the same period of 2002.

Gross profit increased to 15.8% from 15.4% in the second quarter of 2002, and from 11.6% in the first quarter of 2003. GS&A expenses as a percent of sales were 12.9% versus 12.5% in the second quarter of 2002, and 14.6% in the first quarter of 2003. The Company's operating income of $5.1 million increased from $4.9 million during the same period last year, and substantially outperformed the operating loss of ($4.4) million during the first quarter of 2003. Coachmen recorded over $0.6 million of other expense due to the second quarter recognition of losses associated with market value erosion in the Company's preferred stock portfolio. This contrasts with over $1.1 million of other


                                   - MORE -

                    Dedicated to the Enrichment of Your Life

Coachmen Industries, Inc. Reports Second Quarter Results
Page 2
July 28, 2003
--------------------------------------------------------------------------------

income recorded in the second quarter of 2002 associated with gains on sale of real estate and insurance proceeds. The improved performance of the second quarter offset the reported losses from the first quarter, bringing year-to-date earnings to slightly better than break-even or $0.00 per share, versus a loss of ($0.18) per share through the first three months.

Claire C. Skinner, Chairman, Chief Executive Officer and President, remarked, "Significant progress was made during the second quarter, and we anticipate further improvements as the year advances. Our second quarter results would have been even stronger had we not once again encountered weather-related challenges in our Modular Housing business, and model-change issues in our Recreational Vehicle business. Unusually heavy rains in the eastern part of the country continued to inhibit our ability to deliver ordered homes, as builders were unable to complete the foundations and site-preparation. In addition, sales and profits in our RV segment were negatively impacted by shortages and other operating inefficiencies attributable to the model changeover process at the end of the quarter. Most all of these issues have now been resolved, which should be reflected in the RV segment's third quarter results."

                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                               JUNE 30,                       JUNE 30,
                                          2003            2002           2003           2002
                                      ------------   -------------   -------------  ------------
SALES
Recreational Vehicle                  $    115,516   $     109,836   $     222,912  $    218,169
Modular Housing/Building                    58,387          60,889          97,378       105,402
                                      ------------   -------------   -------------  ------------
     Total                            $    173,903   $     170,725   $     320,290  $    323,571
                                      ============   =============   =============  ============
PRE-TAX INCOME/(LOSS)
Recreational Vehicle                  $        919   $       1,110   $        (602) $        537
Modular Housing/Building                     3,794           3,970           1,756         3,458
Other                                         (392)            327          (1,130)          516
                                      ------------   -------------   -------------- ------------
     Total                            $      4,321   $       5,407   $          24  $      4,511
                                      ============   =============   =============  ============


RECREATIONAL VEHICLE SEGMENT

The Company's RV Group reported sales of $115.5 million, up from $109.8 million in the second quarter of 2002, and up from $107.4 million during the first quarter of 2003. The segment's pre-tax income of $0.9 million was slightly lower than the second quarter of 2002, primarily due to higher selling expenses, but significantly improved upon the pre-tax loss of ($1.5) million reported during the first quarter of 2003.

According to the most current data available from Statistical Surveys, Inc., Coachmen gained retail market share in Class A motorhomes, which increased to 6.4% year to date through May, from 6.2% last year at this time; Class C's went from 15.3% to 13.7%; Travel Trailers went from 5.8% to 5.7%; Fifth Wheels went from 2.9% to 2.8%; and

                                     -MORE-

Coachmen Industries, Inc. Reports Second Quarter Results
Page 3
July 28, 2003
--------------------------------------------------------------------------------


Camping Trailers went from 10.2% to 10.0%. Coachmen retained its position as the number one selling Travel Trailer and the number one combined Travel Trailer/Fifth Wheel, and the Company's Viking brand camping trailer had a 26% increase in market share through May, improving to 9.2%. At the same time, the Company gained wholesale market share in nearly every product category during the second quarter, which implies a future increase in retail market share.

Though Coachmen is gaining wholesale market share in the Camping Trailer product category, this inexpensive product type has seen substantial erosion throughout the industry. Industry retail registrations for Camping Trailers through May are down 18.8% and industry wholesale shipments through May are down 24.0%. Coachmen's wholesale shipments of Camping Trailers are outperforming the industry, but are nevertheless down 15.8% through May, which impacts the Company's overall unit comparisons.

Through June, Coachmen's wholesale shipments are down 5.2% versus one year ago. However, excluding Camping Trailers, unit shipments are up 0.2%. Unit production through June is down 3.2%, but excluding Camping Trailers, unit production is up 5.8%. RV production in June was temporarily hampered by parts shortages, which in turn delayed the completion and sales of recreational vehicles. As a result, work in process inventories grew to $15.7 million, up $7.7 million since year-end. Consequently, overhead expenses were under-absorbed.

Backlogs remained comparable to the first quarter for all product categories through much of the second quarter. Backlogs increased in late June and early July, due to highly successful dealer meetings at which the Company's 2004 models were introduced. The Georgie Boy Class A motorhome subsidiary held its first-ever new product dealer seminar in Tucson, Arizona, and in response to the orders generated, will be increasing production rates in August. The Coachmen RV Company dealer seminar, held in Dallas, Texas, resulted in strong orders totaling nearly $100 million, up 22% over the same four-day event last year.

Coachmen's newly acquired 100,000 square foot facility in Fitzgerald, Georgia began production in June. The Company's new state-of-the-art 127,000 square foot Class C motorhome plant at its Middlebury, Indiana complex is on schedule to be producing finished product in August. The new manufacturing facilities will help Coachmen meet demand for its extensive Travel Trailer and Fifth Wheel product offerings, and should increase overall motorized capacity by over 50 percent.

MODULAR HOUSING AND BUILDING SEGMENT

The Company's Modular Housing and Building segment reported second quarter sales of $58.4 million, down slightly from $60.9 million in the year ago period, but up substantially from $39.0 million in the first quarter of 2003. The segment had pre-tax income of $3.8 million compared to pre-tax income of $4.0 million during the same period one year ago and a pre-tax loss of ($2.0) million in the first quarter of this year.

                                     -MORE-

Coachmen Industries, Inc. Reports Second Quarter Results
Page 4
July 28, 2003
--------------------------------------------------------------------------------

Other than the two subsidiaries located in the eastern states, the Modular Housing operations rebounded from the unusually severe weather conditions that occurred during the first quarter of the year. Production for the combined residential and commercial units was up 24.1% compared to the first quarter while shipments increased 46.4%. The overall Housing Group has established strong momentum going into the third quarter, achieving its highest year-to-date levels of production, shipments and backlogs in June. However, weather continued to have an unfavorable impact on the Company's performance, especially with unseasonably heavy rains in the eastern half of the United States that impeded the delivery of finished homes produced in the second quarter. Inventories of homes waiting to be delivered increased again in the second quarter.

The commercial building subsidiary, Miller Building Systems, is also improving, with strengthening production, shipments and backlogs due to some modest recovery in their telecommunications-related business. For the second quarter, Miller's loss from operations of ($0.6) million represented a meaningful improvement over its loss of ($1.1) million in the first quarter. Improvements were noted through the second quarter, and in June, Miller showed a slight operating profit.

Much of the overall Housing Group's success is attributable to growth in the Company's primary modular home markets. In addition, the All American Homes modular housing business continues to make good progress into several new strategic markets. The new Ameri-Log (TM) home series has been successfully introduced, and the Company is in the process of selecting builder representatives. Moving into primary sub-division housing markets, All American has announced that it will partner with a developer and builder in a planned residential community in Toledo, Ohio. Also during the quarter All American was awarded the contract for an urban renewal project in Detroit, featuring duplexes and triplexes, which will provide new homes for 63 families.

BALANCE SHEET/CASH FLOW

As of June 30, 2003, the Company had cash and marketable securities of $16.6 million and shareholders' equity of $204.5 million. Cash flow from operations was a positive $10.0 million for the quarter, bringing year-to-date cash flow from operations into positive territory. Capital expenditures totaled $4.9 million for the second quarter.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "We are pleased that our second quarter performance brought us back to showing positive income for the year. We'll be working hard to improve our financial results throughout the remainder of the year. The keys to success are delivering our inflated modular housing finished goods inventory, staying focused on our business strategy of delivering great new products, being aggressive in the market, and controlling our costs and expenses. Our capital structure and balance sheet remain strong and the current trends in the business are encouraging as we move into the second half of this year."


                                     -MORE-

Coachmen Industries, Inc. Reports Second Quarter Results
Page 5
July 28, 2003
--------------------------------------------------------------------------------

OUTLOOK

The economic environment continues to be uncertain. The Federal Reserve has again lowered rates, now at the lowest point since 1953. Consumer Confidence has improved over several months ago, but still is reflecting some negativism, especially in the near-term. Within this environment, the Recreational Vehicle Industry Association is now forecasting a slight (1.7%) decrease in wholesale shipments for 2003.

Chairman Skinner said, "Our second quarter performance showed significant improvements and we remain extremely focused on improving our results. We believe that the improving trends in both our Recreational Vehicle and Modular Housing and Building segments are indicative of even more positive results going forward, especially because of the strong acceptance of our products. Since we are now operating above break-even levels, additional volumes should drive even greater earnings. We are very well positioned to increase our volumes, but so much of this will be dependent on economic factors. Accordingly, forecasting our results for the full year within this environment is extremely difficult. Despite our first quarter loss, if our business trends continue to improve, we believe we can achieve operating income comparable to 2002."

Coachmen Industries, Inc., founded in 1964, is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(R), SHASTA(R) and VIKING(R). Coachmen Industries is also one of the largest systems-built home producers in the nation with its ALL AMERICAN HOMES(R) subsidiaries. Modular commercial structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that custom thermoforms composite and plastic parts for numerous industries under the PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, THE AVAILABILITY AND COST OF REAL ESTATE FOR RESIDENTIAL HOUSING, THE ABILITY OF THE HOUSING AND BUILDING SEGMENT TO PERFORM IN NEW MARKET SEGMENTS WHERE IT HAS LIMITED EXPERIENCE, COMPETITION, GOVERNMENT REGULATIONS, LEGISLATION GOVERNING THE RELATIONSHIPS OF THE COMPANY WITH ITS
RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES, FURTHER DEVELOPMENTS IN THE WAR ON TERRORISM AND RELATED INTERNATIONAL CRISES, OIL SUPPLIES, AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.

For more information:
     Joseph P. Tomczak
     Executive Vice President and Chief Financial Officer
     574-262-0123


                                     -MORE-

Coachmen Industries, Inc. Reports Second Quarter Results
Page 26
July 28, 2003
--------------------------------------------------------------------------------


                            COACHMEN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   Three Months Ended                Six Months Ended
                                                        June 30,                         June 30,
                                                  2003           2002              2003           2002
                                               -----------  --------------      ----------     -----------
Net Sales                                     $   173,903    $  170,725       $  320,290      $  323,571

Gross Profit - $                                   27,546        26,299           44,580          44,569
Gross Profit - %                                     15.8%         15.4%            13.9%           13.8%

GS&A - $                                           22,430        21,384           43,861          41,065
GS&A - %                                             12.9%         12.5%            13.7%           12.7%

Operating Income- $                                 5,116          4,915             719           3,504
Operating Income- %                                   2.9%           2.9%            0.2%            1.1%

Other (Income)/Expense                                795           (492)            695          (1,007)

Pre-Tax Profit- $                                   4,321          5,407              24           4,511
Pre-Tax Profit - %                                    2.5%           3.2%             --%            1.4%

Tax Expense                                         1,485          1,844               8           1,538

Net Income                                          2,836          3,563              16           2,973
Earnings per share -
     Basic                                           0.18           0.22            0.00            0.19
     Diluted                                         0.18           0.22            0.00            0.18

Weighted Average Shares Outstanding
     Basic                                         15,379         16,112          15,442          16,065
     Diluted                                       15,414         16,228          15,484          16,188



                                     -MORE-

Coachmen Industries, Inc. Reports Second Quarter Results
Page 7
July 28, 2003
--------------------------------------------------------------------------------

                            COACHMEN INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


ASSETS                                                    6/30/03            12/31/02
------                                                    -------            --------

CURRENT ASSETS
     Cash and temporary cash investments                  $   6,062        $     16,549
     Marketable securities                                   10,501               7,641
     Accounts receivable                                     34,488              29,408
     Inventories                                             96,585              85,010
     Prepaid expenses and other                               7,255               8,862
     Deferred income taxes                                    6,448               6,885
                                                          ---------        ------------
         Total Current Assets                               161,339             154,355

Property & equipment, net                                    79,308              78,889
Goodwill                                                     18,954              18,954
Cash value of life insurance                                 35,073              33,155
Real estate held for sale                                        --                 276
Other                                                         4,067               7,566
                                                          ---------        ------------

         Total Assets                                     $ 298,741        $    293,195
                                                          =========        ============


LIABILITIES AND SHAREHOLDERS' EQUITY                       6/30/03            12/31/02
------------------------------------                       -------            --------
CURRENT LIABILITIES
     ST borrowings & current portion of LT debt           $   1,105        $        902
     Accounts payable, trade                                 30,747              18,801
     Accrued income taxes                                       879               1,222
     Other accruals                                          37,608              39,856
                                                          ---------        ------------
         Total Current Liabilities                           70,339              60,781

Long-term debt                                                9,974              10,097
Deferred income taxes                                         4,123               4,123
Other                                                         9,776               8,768
                                                          ---------        ------------
Total liabilities                                            94,212              83,769
Shareholders' Equity                                        204,529             209,426
                                                          ---------        ------------

         Total Liabilities and Shareholders' Equity       $ 298,741        $    293,195
                                                          =========        ============



                                     -MORE-

Coachmen Industries, Inc. Reports Second Quarter Results
Page 8
July 28, 2003
--------------------------------------------------------------------------------


                            COACHMEN INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                                     Six Months Ended
                                                                                         June  30,
                                                                                   2003           2002
                                                                                ----------     -----------


CASH FLOW FROM OPERATIONS                                                       $      191     $    20,866

CASH FLOW FROM/(USED IN) ACQUISITION & INVESTING ACTIVITIES                         (4,701)          4,585

Net Borrowings                                                                          80            (227)
Issuance/Purchase of Stock                                                          (4,201)            667
Dividends                                                                           (1,856)         (1,608)
                                                                                ----------     -----------
   CASH FLOW USED IN FINANCING ACTIVITIES                                           (5,977)         (1,168)

INCREASE/(DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS                         (10,487)         24,283

Beginning of Period Cash and Temporary Cash Investments                             16,549          28,416
                                                                                ----------     -----------

ENDING CASH AND TEMPORARY CASH INVESTMENTS                                      $    6,062     $    52,699
                                                                                ==========     ===========


                                     - END -